Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE
MGM MIRAGE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Company Enters into an Amendment to Its Senior Credit Facility
Providing a Waiver of Financial Covenants through May 15, 2009
Las Vegas, Nevada, March 17, 2009 — MGM MIRAGE (NYSE: MGM) today reported its 2008 fourth quarter and full year financial results and provided details of a waiver and amendment of its senior credit facility.
Summary of Fourth Quarter Operating Results
The Company reported a fourth quarter diluted loss per share from continuing operations of $4.15, including a non-cash goodwill and indefinite-lived intangible asset impairment charge of $1.2 billion, or $4.25 per share, compared to earnings per share of $2.85 in the prior year quarter, which included a $1.03 billion, or $2.23 per share, gain on the CityCenter transaction. The Company notes that fourth quarter results were impacted by global economic conditions and market trends, and that these trends have continued into the first quarter. The Company earned net revenues of $1.6 billion and Property EBITDA2 of $327 million in the fourth quarter of 2008, which included $27 million of preopening and start-up expenses and net property transactions.
The non-cash impairment charge, which is included in “Property transactions, net,” relates to goodwill and other indefinite-lived intangible assets recognized in the 2005 acquisition of Mandalay Resort Group. Goodwill was assigned primarily to Mandalay Bay, Luxor, Excalibur, and Gold Strike Tunica; this impairment charge represents substantially all of the goodwill recognized at the time of the Mandalay acquisition and a minor portion of the value of trade names related to the Mandalay resorts. The charge resulted from several factors: 1) lower market valuation multiples for gaming assets; 2) higher discount rates resulting from turmoil in the credit markets; and 3) reduced cash flow forecasts for the affected resorts based on current market conditions.
The following table lists significant items which affect the comparability of the current and prior year quarterly results (EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended December 31,	2008	2007

Gain on contribution of CityCenter to a joint venture	$—	$2.23
Preopening and start-up expenses	(0.01)	(0.11)
Profits from The Signature at MGM Grand	—	0.02
Gains on repurchase of long-term debt	0.21	—
Hurricane Katrina business interruption income (recorded as a reduction of general and administrative expenses)	—	0.08
Property transactions net:
Goodwill and indefinite-lived intangible assets impairment	(4.25)	—
Hurricane Katrina property damage income	—	0.23
Other property transactions, net	0.01	(0.01)
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Summary of Senior Credit Facility Waiver and Amendment
On March 17, 2009, the Company obtained from the lenders under its senior credit facility a waiver of the requirement that the Company comply with the senior credit facility’s financial covenants through May 15, 2009. Under the terms of the amendment, the Company repaid $300 million of the outstanding borrowings under the senior credit facility. The amendment provides for a 100 basis point increase to the interest rate under its senior revolving credit facility, prohibits the Company from prepaying or repurchasing any debt or disposing of assets, and allows the Company to continue to make its required equity contributions to CityCenter through May 15, 2009.
“We are pleased to have obtained this waiver and amendment of our senior credit facility. While there is still work to be done, this is a positive step that provides us with the opportunity to continue to work with our financial advisors and our bank group in addressing the Company’s current financial position,” said Jim Murren, Chairman and Chief Executive Officer of MGM MIRAGE. “The current economic climate remains challenging, but we are still driving high occupancy at our resorts, which are in terrific shape. We continue to provide our guests with world-class customer service and a renewed value proposition.”
Detailed Discussion of Fourth Quarter Operating Results
Gaming revenues decreased 17% for the fourth quarter. The Company’s total table games volume (including baccarat) decreased 17% in the quarter, with the overall table games hold percentage near the midpoint of the Company’s normal 18% to 22% range in the 2008 period, lower than the 2007 period when the hold percentage was near the top end of the range. Slots revenues decreased 12% company-wide.
Rooms revenue decreased 21% as market conditions impacted rates and occupancy leading to a 21% decrease in Las Vegas Strip REVPAR1. Average room rates decreased 15% at the Company’s Las Vegas Strip resorts and occupancy decreased from 93% to 85%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2008	2007

Occupancy %	85%	93%
Average Daily Rate (ADR)	$133	$156
Revenue per Available Room (REVPAR)	$114	$145
The Company’s non-gaming revenues excluding rooms decreased 9%. Such revenues were impacted by the decreased customer spending and lower occupancy at the Company’s resorts. The Company continues to generate a significant portion of its revenue from its non-gaming businesses by providing new and exciting experiences for its guests. For example, the Company recently opened the Terry Fator show at The Mirage and, in conjunction with its partners at Disney Theatrical Productions, plans to open the Broadway sensation The Lion King at Mandalay Bay in May 2009.
Corporate expense decreased to $26 million compared to $53 million in the prior year quarter as a result of cost reduction efforts throughout the year. The Company continues to implement new cost saving programs to maximize its margins and cash flows.
MGM Grand Macau, which opened in December 2007, earned Property EBITDA of $17 million during the 2008 quarter and Property EBITDA of $119 million for the full year. The Company recognized its share of MGM Grand Macau’s fourth quarter results as follows: $2 million of expense in the “Income from unconsolidated affiliates” line and $4 million of expense in “Non-operating items from unconsolidated affiliates.”
Operating income decreased 60% on a comparable basis to the prior year quarter, excluding the non-cash goodwill and indefinite-lived intangible asset impairment charge in 2008, the CityCenter gain in 2007, property transactions, insurance recoveries, profits from The Signature at MGM Grand, and preopening and start-up expenses.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Property EBITDA of $327 million was also impacted by certain of the items discussed above and was down 41% on a comparable basis to the prior year quarter with a margin of 22% compared to 31%. The following table lists the items that impacted comparability of Property EBITDA (income/ (expense)):

Three months ended December 31,	2008	2007
	(In thousands)
Profits from The Signature at MGM Grand	$—	$8,538
Preopening and start-up expenses	(5,429)	(37,603)
Hurricane Katrina business interruption (recorded as a reduction of general and administrative expenses)	—	39,227
Property transactions net:
Hurricane Katrina property damage income	—	110,268
Other property transactions	(21,213)	(8,579)
Full Year 2008 Results
For the full year 2008, net revenues decreased 6% to $7.2 billion. The decrease in revenues was largely a result of decreases in market conditions discussed above which began earlier in the year and accelerated after the financial and credit market crisis in the fall of 2008. Las Vegas Strip REVPAR decreased 10% for the full year compared to 2007. Property EBITDA was $2 billion for the full year of 2008.
EPS from continuing operations for the full year was a loss of $3.06 per share versus income of $4.70 per share earned in 2007. The following table lists significant items which affect the comparability of the current year and prior year annual results (EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Year ended December 31,	2008	2007

Gain on contribution of CityCenter to a joint venture	$—	$2.28

Preopening and start-up expenses	(0.05)	(0.24)
Profits from The Signature at MGM Grand	—	0.20
Gains on repurchase of long-term debt	0.20	—
Business interruption (recorded as a reduction of general and administrative expenses) :
Hurricane Katrina	—	0.15
Monte Carlo Fire	0.02	—
Property transactions net:
Goodwill and indefinite-lived intangible assets impairment	(4.20)	—
Hurricane Katrina property damage income	—	0.47
Monte Carlo fire property damage income	0.02	—
Other property transactions	(0.09)	(0.07)
Liquidity and Financial Position
During the fourth quarter of 2008, the following items were relevant to the Company’s liquidity and financial position:
•	Issued $750 million of 13% senior secured notes due 2013 at a discount to yield 15%, with net proceeds to the Company of $687 million.

•	Repurchased $345 million of face amount of outstanding senior notes at a purchase price of $263 million. A substantial portion of the repurchased notes were from the October 2009 and September 2010 maturities of senior notes.

•	Redeemed $149 million of senior subordinated notes assumed in the Mandalay acquisition as a result of a one-time put option by the bondholders.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

•	Announced that the Company’s 50% owned venture CityCenter closed on a $1.8 billion senior secured bank credit facility. Under the terms of the credit facility, at March 16, 2009 the Company and Dubai World were each required to fund remaining construction costs of up to $494 million; such amounts may be reduced by any additional financing obtained by CityCenter. In addition, the Company and Dubai World have each provided partial completion guarantees up to $600 million.

•	Entered into an agreement to sell Treasure Island for $775 million, or $755 million if the amount is paid in full by April 30, 2009; the sale is expected to close by March 31, 2009.

•	In the fourth quarter of 2008 capital expenditures totaled approximately $120 million.
At December 31, 2008, the Company had approximately $13.5 billion of total long-term debt. In late February 2009, the Company borrowed $842 million under its senior credit facility, which amount represented — after giving effect to $93 million in outstanding letters of credit — the total amount of unused borrowing capacity available under its $7.0 billion senior credit facility. In connection with the waiver and amendment discussed above, the Company repaid $300 million under the senior revolving credit facility, which amount is not available for re-borrowing without the consent of the lenders.
The Company was in compliance with its financial covenants under its senior credit facility at December 31, 2008. However, if the recent adverse conditions in the economy in general — and the gaming industry in particular — continue, the Company believes that it will not be in compliance with those financial covenants during 2009. In fact, given these conditions and the recent borrowing under its senior credit facility, the Company does not expect to be in compliance with these financial covenants at March 31, 2009. As a result, on March 17, 2009 the Company obtained an amendment to the senior credit facility, as discussed above, which included a waiver of the requirement to comply with such financial covenants through May 15, 2009. Following expiration of the waiver on May 15, 2009, the Company will be subject to an event of default related to the expected noncompliance with financial covenants under the senior credit facility at March 31, 2009.
The Company intends to work with its lenders to obtain additional waivers or amendments prior to that time to address future noncompliance with the senior credit facility; however, the Company provided no assurance that it will be able to secure such waivers or amendments. The lenders holding at least a majority of the principal amount under the Company’s senior credit facility could, among other actions, accelerate the obligation to repay borrowings under our senior credit facility in such an event of default. As a result of such event of default, under certain circumstances, cross defaults could occur under the Company’s indentures and the CityCenter $1.8 billion senior secured credit facility, which could accelerate the obligation to repay amounts outstanding under such indentures and the CityCenter credit facility and could result in termination of the unfunded commitments under the CityCenter credit facility. As a result of the conditions described above, the report of the Company’s independent registered public accounting firm on the Company’s consolidated financial statements for the year ended December 31, 2008 contains an explanatory paragraph with respect to the Company’s ability to continue as a going concern. The Company has included additional information about its liquidity and financial position in its recently filed Form 10-K, including a detailed discussion of the impact of the matters discussed above.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

“We view the recently executed waiver and amendment as a strong show of support by our long-term relationship banks,” said Executive Vice President and Chief Financial Officer of MGM MIRAGE, Dan D’Arrigo. “We look forward to further dialog with our lenders as we consider all viable options to improve our capital structure, which may include asset dispositions, raising additional debt and/or equity capital, and modifying or extending our outstanding debt.”
MGM MIRAGE will hold a conference call to discuss its fourth quarter earnings results at 6:00 p.m. Eastern Daylight Savings Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international). Until March 24, 2009, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 89680497. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.

1   REVPAR is hotel Revenue per Available Room.
2   “EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
* * *
MGM MIRAGE (NYSE: MGM), one of the world’s leading and most respected companies with significant holdings in gaming, hospitality and entertainment, owns and operates 17 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, New Jersey, Illinois and Macau. CityCenter, an unprecedented urban metropolis on the Las Vegas Strip scheduled to open in late 2009, is a joint venture between MGM MIRAGE and Infinity World Development Corp, a subsidiary of Dubai World. MGM MIRAGE Hospitality has entered into management agreements for future casino and non-casino resorts in the People’s Republic of China, Abu Dhabi, U.A.E. and Vietnam. The Company has entered into an agreement to sell its Treasure Island property on the Las Vegas Strip. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE has received numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.
Contacts:

Investment Community DANIEL J. D’ARRIGO	News Media ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Revenues:
Casino	$703,702	$849,350	$2,975,680	$3,239,054
Rooms	406,771	515,636	1,907,093	2,130,542
Food and beverage	353,322	402,869	1,582,367	1,651,655
Entertainment	137,769	142,331	546,310	560,909
Retail	58,993	73,218	261,053	296,148
Other	133,028	130,469	611,692	519,360

	1,793,585	2,113,873	7,884,195	8,397,668
Less: Promotional allowances	(169,073)	(185,157)	(675,428)	(706,031)

	1,624,512	1,928,716	7,208,767	7,691,637

Expenses:
Casino	417,966	429,240	1,618,914	1,646,883
Rooms	120,713	134,476	533,559	542,289
Food and beverage	210,515	238,241	930,716	947,475
Entertainment	96,205	94,698	384,822	395,611
Retail	40,789	47,601	168,859	187,386
Other	89,983	82,598	397,504	307,914
General and administrative	307,485	295,942	1,278,501	1,251,952
Corporate expense	25,742	53,220	109,279	193,893
Preopening and start-up expenses	5,433	37,830	23,059	92,105
Restructuring costs	114	—	443	—
Property transactions, net	1,175,765	(104,514)	1,210,749	(186,313)
Gain on CityCenter transaction	—	(1,029,660)	—	(1,029,660)
Depreciation and amortization	186,577	193,768	778,236	700,334

	2,677,287	473,440	7,434,641	5,049,869

Income from unconsolidated affiliates	6,543	29,935	96,271	222,162

Operating income (loss)	(1,046,232)	1,485,211	(129,603)	2,863,930

Non-operating income (expense):
Interest income	3,464	4,274	16,520	17,210
Interest expense, net	(169,442)	(160,870)	(609,286)	(708,343)
Non-operating items from unconsolidated affiliates	(7,828)	(4,386)	(34,559)	(18,805)
Other, net	87,149	9,120	87,940	4,436

	(86,657)	(151,862)	(539,385)	(705,502)

Income (loss) from continuing operations before income taxes	(1,132,889)	1,333,349	(668,988)	2,158,428

Provision for income taxes	(15,122)	(462,575)	(186,298)	(757,883)

Income (loss) from continuing operations	(1,148,011)	870,774	(855,286)	1,400,545

Discontinued operations:
Income from discontinued operations	—	—	—	10,461
Gain on disposal of discontinued operations	—	1,932	—	265,813
Provision for income taxes	—	(495)	—	(92,400)

	—	1,437	—	183,874

Net income (loss)	$(1,148,011)	$872,211	$(855,286)	$1,584,419

Per share of common stock:

Basic:
Income (loss) from continuing operations	$(4.15)	$2.96	$(3.06)	$4.88
Discontinued operations	—	—	—	0.64

Net income (loss) per share	$(4.15)	$2.96	$(3.06)	$5.52

Weighted average shares outstanding	276,505	294,545	279,815	286,809

Diluted:
Income (loss) from continuing operations	$(4.15)	$2.85	$(3.06)	$4.70
Discontinued operations	—	—	—	0.61

Net income (loss) per share	$(4.15)	$2.85	$(3.06)	$5.31

Weighted average shares outstanding	276,505	305,989	279,815	298,284

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Las Vegas Strip	$1,319,607	$1,608,565	$5,889,083	$6,473,793
Other Nevada	31,062	39,415	148,067	177,082
MGM Grand Detroit	132,196	150,310	562,263	487,359
Mississippi	122,137	124,584	531,117	547,561
Other	19,510	5,842	78,237	5,842

	$1,624,512	$1,928,716	$7,208,767	$7,691,637

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Las Vegas Strip	$280,450	$501,934	$1,641,688	$2,051,598
Other Nevada	(929)	501	877	10,393
MGM Grand Detroit	24,560	33,411	131,345	113,658
Mississippi	17,827	167,234	100,021	394,829
Other	3,079	1,040	16,894	1,040
Unconsolidated resorts	1,838	2,283	76,374	181,123

	$326,825	$706,403	$1,967,199	$2,752,641

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended December 31, 2008

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$424	$—	$12,353	$12,777
Other Nevada	—	—	511	511
MGM Grand Detroit	—	—	6,020	6,020
Mississippi	—	114	2,329	2,443
Unconsolidated resorts	5,005	—	—	5,005

	5,429	114	21,213	26,756
Corporate and other	4	—	1,154,552	1,154,556

	$5,433	$114	$1,175,765	$1,181,312

Three Months Ended December 31, 2007

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$2,833	$—	$8,658	$11,491
Other Nevada	—	—	—	—
MGM Grand Detroit	7,119	—	(570)	6,549
Mississippi	—	—	(109,777)	(109,777)
Unconsolidated resorts	27,652	—	—	27,652

	37,604	—	(101,689)	(64,085)
Corporate and other	226	—	(2,825)	(2,599)

	$37,830	$—	$(104,514)	$(66,684)

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA (continued)
(In thousands)
(Unaudited)
Twelve Months Ended December 31, 2008

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$2,538	$329	$13,279	$16,146
Other Nevada	—	—	2,718	2,718
MGM Grand Detroit	135	—	6,028	6,163
Mississippi	—	114	2,402	2,516
Unconsolidated resorts	20,281	—	—	20,281

	22,954	443	24,427	47,824
Corporate and other	105	—	1,186,322	1,186,427

	$23,059	$443	$1,210,749	$1,234,251

Twelve Months Ended December 31, 2007

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$24,078	$—	$29,258	$53,336
Other Nevada	—	—	4,630	4,630
MGM Grand Detroit	26,257	—	(570)	25,687
Mississippi	—	—	(216,211)	(216,211)
Unconsolidated resorts	41,039	—	—	41,039

	91,374	—	(182,893)	(91,519)
Corporate and other	731	—	(3,420)	(2,689)

	$92,105	$—	$(186,313)	$(94,208)

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO INCOME (LOSS) FROM CONTINUING OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
EBITDA	$(859,655)	$1,678,979	$648,633	$3,564,264
Depreciation and amortization	(186,577)	(193,768)	(778,236)	(700,334)

Operating income (loss)	(1,046,232)	1,485,211	(129,603)	2,863,930

Non-operating income (expense):
Interest expense, net	(169,442)	(160,870)	(609,286)	(708,343)
Other	82,785	9,008	69,901	2,841

	(86,657)	(151,862)	(539,385)	(705,502)

Income (loss) from continuing operations before income taxes	(1,132,889)	1,333,349	(668,988)	2,158,428
Provision for income taxes	(15,122)	(462,575)	(186,298)	(757,883)

Income (loss) from continuing operations	$(1,148,011)	$870,774	$(855,286)	$1,400,545

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended December 31, 2008

		Depreciation
	Operating	and
	income (loss)	amortization	EBITDA
Las Vegas Strip	$141,459	$138,991	$280,450
Other Nevada	(2,549)	1,620	(929)
MGM Grand Detroit	13,796	10,764	24,560
Mississippi	2,449	15,378	17,827
Other	(594)	3,673	3,079
Unconsolidated resorts	1,838	—	1,838

	156,399	170,426	326,825
Stock compensation			(6,612)
Corporate and other			(1,179,868)

			$(859,655)

Three Months Ended December 31, 2007

		Depreciation
	Operating	and
	income (loss)	amortization	EBITDA
Las Vegas Strip	$355,262	$146,672	$501,934
Other Nevada	(981)	1,482	501
MGM Grand Detroit	19,425	13,986	33,411
Mississippi	151,460	15,774	167,234
Other	70	970	1,040
Unconsolidated resorts	2,283	—	2,283

	527,519	178,884	706,403
Stock compensation			(11,195)
Gain on CityCenter transaction			1,029,660
Corporate and other			(45,889)

			$1,678,979

Twelve Months Ended December 31, 2008

		Depreciation
	Operating	and
	income (loss)	amortization	EBITDA
Las Vegas Strip	$1,058,694	$582,994	$1,641,688
Other Nevada	(5,367)	6,244	877
MGM Grand Detroit	77,671	53,674	131,345
Mississippi	37,890	62,131	100,021
Other	6,609	10,285	16,894
Unconsolidated resorts	76,374	—	76,374

	1,251,871	715,328	1,967,199
Stock compensation			(36,277)
Corporate and other			(1,282,289)

			$648,633

Twelve Months Ended December 31, 2007

		Depreciation
	Operating	and
	income (loss)	amortization	EBITDA
Las Vegas Strip	$1,502,156	$549,442	$2,051,598
Other Nevada	3,942	6,451	10,393
MGM Grand Detroit	81,836	31,822	113,658
Mississippi	333,452	61,377	394,829
Other	70	970	1,040
Unconsolidated resorts	181,123	—	181,123

	2,102,579	650,062	2,752,641
Stock compensation			(46,545)
Gain on CityCenter transaction			1,029,660
Corporate and other			(171,492)

			$3,564,264

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$295,644	$416,124
Accounts receivable, net	303,416	412,933
Inventories	111,505	126,941
Income tax receivable	64,685	—
Deferred income taxes	63,153	63,453
Prepaid expenses and other	155,652	106,364
Assets held for sale	538,975	—

Total current assets	1,533,030	1,125,815

Property and equipment, net	16,289,154	16,870,898

Other assets:
Investments in and advances to unconsolidated affiliates	4,642,865	2,482,727
Goodwill	86,353	1,262,922
Other intangible assets, net	347,209	362,098
Deposits and other assets, net	376,105	623,226

Total other assets	5,452,532	4,730,973

	$23,274,716	$22,727,686

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$142,693	$220,495
Construction payable	45,103	76,524
Income taxes payable	—	284,075
Current portion of long-term debt	1,047,614	—
Accrued interest on long-term debt	187,597	211,228
Other accrued liabilities	1,549,296	932,365
Liabilities related to assets held for sale	30,273	—

Total current liabilities	3,002,576	1,724,687

Deferred income taxes	3,441,198	3,416,660
Long-term debt	12,416,552	11,175,229
Other long-term obligations	440,029	350,407
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 369,283,995 and 368,395,926 shares and outstanding 276,506,968 and 293,768,899 shares	3,693	3,684
Capital in excess of par value	4,018,410	3,951,162
Treasury stock, at cost: 92,777,027 and 74,627,027 shares	(3,355,963)	(2,115,107)
Retained earnings	3,365,122	4,220,408
Accumulated other comprehensive income (loss)	(56,901)	556

Total stockholders’ equity	3,974,361	6,060,703

	$23,274,716	$22,727,686